Exhibit 10.10

                     FOURTH AMENDMENT TO
               ENRON CORP. 1988 DEFERRAL PLAN


     WHEREAS, ENRON CORP. (the "Company") has heretofore adopted the ENRON CORP. 1988 DEFERRAL PLAN (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan;

     NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 1988:

          1. The following new paragraph shall be added to Paragraph 7.7 of the Plan:

               "Provisions of this Paragraph 7.7 to the contrary notwithstanding, a Participant may not prior to a termination of employment or retirement receive a distribution of any portion of such Participant's Deferred Benefit Account which is attributable to Compensation which was deferred and which was earned by such Participant for services rendered in the United Kingdom under circumstances pursuant to which such Compensation would have been subject to taxation under the Inland Revenue laws of the United Kingdom."

     2. As amended hereby, the Plan is specifically ratified and reaffirmed.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 7th day of May, 1992.

ATTEST:                            ENRON CORP.


PEGGY B. MENCHACA                       By:  JAMES E. STREET
Corporate Secretary                Title:  Vice President,
                                          Human Resources